                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements No. 33-28849 and No. 33-64666 on Form S-8 of Westwood One, Inc., of our report dated February 1, 1994 appearing on page F-2 of this Form 10-K.


PRICE WATERHOUSE




Century City, California
February 1, 1994







                                  EXHIBIT 24